Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF REPUBLIC COMPANIES GROUP, INC.

(A Delaware Corporation)

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

i

6.3	Vacancies	11
6.4	Authority	11
6.5	Compensation	11
6.6	Chairman of the Board	11
6.7	Chief Executive Officer	11
6.8	President	12
6.9	Vice Presidents	12
6.10	Treasurer	12
6.11	Assistant Treasurers	12
6.12	Secretary	12
6.13	Assistant Secretaries	13
ARTICLE VII CERTIFICATES AND STOCKHOLDERS		13
7.1	Certificates for Shares	13
7.2	Replacement of Lost or Destroyed Certificates	13
7.3	Transfer of Shares	13
7.4	Registered Stockholders	14
7.5	Regulations	14
7.6	Legends	14
ARTICLE VIII MISCELLANEOUS PROVISIONS		14
8.1	Dividends	14
8.2	Reserves	14
8.3	Books and Records	14
8.4	Fiscal Year	14
8.5	Seal	14
8.6	Securities of Other Corporations	14
8.7	Telephone Meetings	14
8.8	Action Without a Meeting.	15
8.9	Invalid Provisions	15
8.10	Mortgages, etc.	15
8.11	Headings	15
8.12	References	15

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

ii

AMENDED AND RESTATED BYLAWS

OF

REPUBLIC COMPANIES GROUP, INC.

A Delaware Corporation

PREAMBLE

These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the certificate of incorporation (as the same may be amended and restated from time to time, the “Certificate of Incorporation”) of Republic Companies Group, Inc., a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the Certificate of Incorporation, such provisions of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I

OFFICES

1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

1.2 Other Offices. The Corporation may also have offices at such other places, and may keep the books and records of the Corporation, except as may be otherwise required by law, at such other place or places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting. Except as otherwise permitted by law, no stockholder of the Corporation shall require the Board to call an annual meeting of stockholders of the Corporation.

2.2 Special Meeting. A special meeting of the stockholders may be called, and business to be considered at any such meeting may be proposed, at any time exclusively by a majority of the members of the Board, and no stockholder of the Corporation shall require the Board to call a special meeting of stockholders or to propose business at a special meeting of stockholders. A special meeting shall be held on such date and at such time as shall be designated by the Board and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

2.3 Place of Meetings.

(a) An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the Board. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal place of business of the Corporation unless another place is designated for meetings in the manner provided herein.

(b) The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.4 Notice.

(a) Written or printed notice stating (i) the place, if any, day, and time of each meeting of the stockholders, (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and (iii) in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or required by law. If such notice is to be sent by mail, it shall be directed to each stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address.

(b) On consent of a stockholder, any notice to the stockholders given by the Corporation shall be effective if given in the form of electronic transmission. The stockholder may specify the form of electronic transmission to be used to communicate notice and may revoke this consent by written notice to the Corporation. The stockholder’s consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the Secretary or Assistant Secretary of the Corporation, or another person responsible for delivering notice on behalf of the Corporation, knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of the stockholder’s consent shall not invalidate a meeting or other action. For purposes of these Bylaws, “electronic transmission” shall mean any form of communication, not directly involving the physical transmission of paper, which creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(c) If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address appearing on the books of the Corporation or given by the stockholder for such purpose. Notice by electronic transmission is deemed given when the notice is transmitted to a facsimile number provided by the stockholder for the purpose of receiving notice, transmitted to an electronic mail address provided by the stockholder for the purpose of receiving notice, posted to an electronic network and a message is sent to the stockholder at the address provided by the stockholder for the purpose of alerting the stockholder of a posting, or communicated to the stockholder by any other form of electronic transmission consented to by the stockholder. An affidavit of the mailing or other means of giving any notice of any

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 233 of the Delaware General Corporation Law.

(d) Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy, or waive notice by electronic transmission in accordance with Section 229 of the Delaware General Corporation Law.

2.5 Notice of Stockholder Business at Annual Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of a majority of the members of the Board, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.5, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this Section 2.5.

(b) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 2.5, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation’s principal place of business and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal place of business of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from the anniversary date, notice by the stockholder to be timely must be received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation. In no event shall a public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for giving of a stockholder’s notice as described above.

(c) A stockholder’s notice to the Secretary with respect to business to be brought at an annual meeting shall set forth (i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) (1) the name and address, as they appear on the records of the Corporation, (2) the business address and telephone number and (3) the residence address and telephone number, of such stockholder of record and of the beneficial owner, if different, (B) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from stockholders in support of such proposal.

(d) The foregoing notice requirements of this Section 2.5 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.5. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 2.5 shall relieve a stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Exchange Act, and the rules and regulations thereunder.

2.6 Voting List. At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the Board, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order for each class of stock and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten (10) days prior to such meeting, such list shall be open to examination by any stockholder in the manner provided by law. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine such list or to vote in person or by proxy at any meeting of stockholders.

2.7 Quorum. At each meeting of stockholders of the Corporation, the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote on a matter, present in person or by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws.

2.8 Adjournments. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned for any reason from time to time by either the Chairman of the meeting or the holders of a majority in interest of the stockholders entitled to vote thereat who are present, in person or by proxy, without notice other than announcement at the meeting in accordance with Section 222 of the Delaware General Corporation Law (unless the adjournment is for more than thirty (30) days or the Board, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum is present, in person or by proxy. At any adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present, in person or by proxy. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.9 Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

2.10 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by law, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.11 Method of Voting; Proxies.

(a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each outstanding share of capital stock of the Corporation, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot.

(b) At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing (which may be in the form of a telegram, cablegram or other means of electronic transmission) by the stockholder or by his duly authorized attorney-in-fact. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting,

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

2.12 Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, for any such determination of stockholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

2.13 Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed by the Chairman of the Board, the Board of Directors, or a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy.

2.14 Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

2.15 Certain Rules of Procedure Relating to Stockholder Meetings. All stockholder meetings, annual or special, shall be governed in accordance with the following rules:

(a) Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.

(b) The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to adjourn or recess the meeting, to silence or expel persons to ensure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any stockholder, to limit the number of questions a stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name.

2.16 Requests for Stockholder List and Corporation Records. Stockholders shall have those rights afforded under the Delaware General Corporation Law to inspect a list of stockholders and other related records and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the Delaware General Corporation Law. In addition, any stockholder making such a request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal place of business of the Corporation. Each stockholder desiring a photostatic or other duplicate copies of any of such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Corporation’s principal place of business is located. Alternative arrangements with respect to this Section 2.16 may be permitted in the discretion of the Chief Executive Officer of the Corporation or by vote of the Board.

ARTICLE III

DIRECTORS

3.1 Management. The business and property of the Corporation shall be managed under the direction of the Board. Subject to the restrictions imposed by law, the Certificate of Incorporation, or these Bylaws, the Board may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the stockholders.

3.2 Number; Qualification; Election; Eligibility; Term. Except as otherwise provided in the Certificate of Incorporation, the number of directors which shall constitute the entire Board shall from time to time be fixed exclusively by the Board by a resolution adopted by a majority of the entire Board serving at the time of that vote. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, the directors of the Corporation shall be elected at an annual meeting of stockholders at which a quorum is present by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors or a class of directors. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority. All directors must, in order to be elected, meet the eligibility requirements of Section 3.3.

3.3 Nomination of Director Candidates.

(a) Nominations of persons for election to the Board of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3.3, who shall be entitled to vote for the election of the director so nominated and who complies with the notice procedures set forth in this Section 3.3.

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

(b) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation at the Corporation’s principal place of business.

(c) To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal place of business of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from the anniversary date, notice by the stockholder to be timely must be received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation, and (ii) in the case of a special meeting at which directors are to be elected, not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting or (y) the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation. In no event shall a public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for giving of a stockholder’s notice as described above.

(d) Such notice shall set forth (i) as to each nominee for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or that otherwise would be required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to serving as a director if elected and, if applicable, to being named in the proxy statement as a nominee), and (ii) if the nomination is submitted by a stockholder of record, (A) (1) the name and address, as they appear on the records of the Corporation, (2) the business address and telephone number and (3) the residence address and telephone number, of such stockholder of record and of the beneficial owner, if different, on whose behalf the nomination is made, (B) the class and number of shares of the Corporation which are beneficially owned and owned of record by such stockholder of record and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such nomination. At the request of the Board, any person nominated by the Board for election as a director shall furnish the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. The Corporation may also require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(e) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.3. The election of any director in violation of this Section 3.3 shall be void and of no force or effect. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.3.

3.4 Removal. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or by law, at the annual meeting of stockholders or at any special meeting of stockholders called expressly for that purpose, a director of any class of directors may be removed before the expiration date of that director’s term of office, with cause (as defined in the Certificate of Incorporation) only, by an affirmative vote of the holders of not less than a majority of the outstanding shares of the class or classes or series of capital stock then entitled to vote at an election of directors or directors of that class or series, voting together as a single class.

3.5 Resignation. Any director may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

3.6 Newly-Created Directorships and Vacancies. Newly-created directorships resulting from any increase in the authorized number of directors and vacancies on the Board may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, or by a sole remaining director and if there is more than one class of directors, each director so chosen shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the Board or a sole remaining director designates and shall hold office until the first annual meeting of stockholders held after his appointment for the purpose of electing directors of that classification and until his successor is elected and qualified or, if earlier, until his death, resignation, retirement, disqualification, or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. Whenever the holders of any class or series of stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation or these Bylaws, vacancies and newly created directorships of such class or series may be filled only by a majority of the directors elected by such class or series then in office, or by a sole remaining director so elected or, if there are no such directors, by the holders of the outstanding class or series of stock entitled to elect such directors. Except as otherwise provided in these Bylaws, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws.

3.7 Place of Meetings. The directors may hold their meetings and may have an office in such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

3.8 Regular Meetings. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such regular meetings shall not be required.

3.9 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President or any director.

3.10 Election of Officers. The Board may elect or appoint the officers of the Corporation at any meeting of the Board at which a quorum shall be present.

3.11 Notice of Special Meetings. The Secretary shall give notice of each special meeting to each director no later than two (2) days before the meeting, if given by mail, and if given by telecopy, telegraph, electronic transmission, or if delivered personally or by telephone, no later than twenty-four (24) hours prior to the time set for such meeting. Notice of any such meeting need not be given to any party entitled to notice who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Such notice shall state the place, day and time of the meeting and the purpose or purposes for which the meeting is called.

3.12 Quorum; Majority Vote. At all meetings of the Board, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. The chairman of the meeting, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice whether or not a quorum is present. Unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

3.13 Procedure. At meetings of the Board, business shall be transacted in such order as from time to time the Board may determine. The Chairman of the Board, if such office has been filled, and, if not or if the

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer, if he is a director, shall preside at all meetings of the Board. In the absence or inability to act of either such officer, a chairman shall be chosen by the Board from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the Board unless the Board appoints another person to act as secretary of the meeting. The Board shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

3.14 Presumption of Assent. A director of the Corporation who is present at the meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

3.15 Compensation. The Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE IV

COMMITTEES

4.1 Designation; Powers. The Board may, by resolution adopted by a majority of the entire Board, designate one or more committees to serve at the pleasure of the Board. The committee shall have and may exercise such of the powers of the Board in the management of the business and affairs of the Corporation as may be provided in such resolution and as permitted by applicable law. Any committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper.

4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

4.3 Committee Changes. The Board shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.4 Alternate Members of Committees. The Board may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

4.5 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by resolution by the committee and communicated to all members thereof.

4.6 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member no later than two (2) days before the meeting, if given by mail, and if given by telecopy, telegraph, electronic transmission, or if delivered personally or by telephone, no later than twenty-four (24) hours prior to the time set for such meeting.

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

4.7 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws.

4.8 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board upon the request of the Board. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

4.9 Compensation. Committee members may, by resolution of the Board, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

4.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board or any director of any responsibility imposed upon it or such director by law.

ARTICLE V

NOTICE

5.1 Method of Notice. Whenever notice is required to be given by statute, the Certificate of Incorporation, or these Bylaws, except with respect to notices of meetings of stockholders (with respect to which the provisions of Article II, Section 2.4 apply), and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director or stockholder at his address as it appears on the records of the Corporation, or (b) by any other method permitted by law (including, but not limited to, overnight courier service, telegram, telex, telefax, or other electronic transmission). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, telefax or other electronic transmission shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

5.2 Waiver. Whenever any notice is required to be given to any stockholder, director or committee member of the Corporation by statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI

OFFICERS

6.1 Number; Titles; Term of Office. The officers of the Corporation shall be a Chief Executive Officer, a Secretary, and such other officers as the Board or the Chief Executive Officer may from time to time elect or appoint, including a Chairman of the Board, a President, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board shall determine), and a Treasurer. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified, until his death, until he shall resign or shall have been removed in the manner hereinafter provided. In addition, the Chairman of the Board shall hold office until one or more of the foregoing events occurs or until he shall cease to be a director, whichever occurs earlier. Any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

law, by these Bylaws or by any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board, if any, shall be elected from among the directors. Subject to the foregoing exceptions, none of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

6.2 Removal and Resignation. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer may resign at any time by giving written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party; provided, however, that written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary shall be deemed to constitute notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board.

6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board not inconsistent with these Bylaws.

6.5 Compensation. The compensation, if any, of officers and agents shall be fixed by the Board from time to time and may be altered by the Board from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment; provided, however, that the Board may delegate to a committee of the Board, the Chairman of the Board or the Chief Executive Officer the power to determine the compensation of any officer or agent (other than the officer to whom such power is delegated).

6.6 Chairman of the Board. The Chairman of the Board, if elected by the Board, shall have such powers and duties as may be prescribed by the Board. Such officer shall preside at all meetings of the stockholders and of the Board. Such officer may sign, with the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or another officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.

6.7 Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. The Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, including Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, except that the Chief Executive Officer may not remove those elected or appointed by the Board. The Chief Executive Officer shall keep the Board and the Executive Committee (if any) fully informed and shall consult them concerning the business of the Corporation. The Chief Executive Officer may sign, with the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or another officer of the Corporation thereunto authorized by the Board, any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. If the Board has not elected a Chairman of the Board or in the absence, inability to act or refusal to act, of the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board, except for presiding at meetings of the Board if the Chief Executive Officer is not also a director. As between the Corporation and third parties, any action taken by the Chief Executive Officer in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable or refuses to act.

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

6.8 President. The President shall have such powers and duties as may be assigned to him by the Board, the Chairman of the Board, or the Chief Executive Officer, and shall exercise the powers of the Chief Executive Officer during that officer’s absence, inability to act or refusal to act. The President may sign, with the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or another officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence of the absence or inability or refusal to act of the Chief Executive Officer at the time such action was taken.

6.9 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer or the President, and (in order of priority as determined by the Board, or in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer’s absence, inability to act or refusal to act. Any Vice President may sign, with the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or another officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability or refusal to act of the President at the time such action was taken.

6.10 Treasurer. The Treasurer shall (i) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board; (ii) prepare, or cause to be prepared, for submission at each regular meeting of the Board, at each annual meeting of the stockholders, and at such other times as may be required by the Board, the Chairman of the Board (if any) or the Chief Executive Officer, a statement of financial condition of the Corporation in such detail as may be required; (iii) sign with the Chairman of the Board (if any), the Chief Executive Officer, the President or any Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed; and (iv) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board (if any), the Chief Executive Officer, the President or the Board.

6.11 Assistant Treasurers. Each Assistant Treasurer shall have such power and duties as may be assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer or the President. The Assistant Treasurers (in the order of their seniority as determined by the Board or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act, but such delegation shall not relieve the Treasurer from his responsibilities and liabilities of office.

6.12 Secretary. Except as otherwise provided in these Bylaws, the Secretary shall (i) record the proceedings of the meetings of the stockholders, the Board and committees of directors in the permanent minute books of the Corporation kept for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares of the Corporation prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (v) sign with the Chairman of the Board (if any), the Chief Executive Officer, the President or any Vice President, certificates for

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed; (vi) have general charge of the stock transfer books of the Corporation; and (vii) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman of the Board (if any), the Chief Executive Officer, the President or the Board.

6.13 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Assistant Secretaries (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act. The Assistant Secretaries may sign, with the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by a resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.

ARTICLE VII

CERTIFICATES AND STOCKHOLDERS

7.1 Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board, provided that the Board may provide by resolution that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares. Notwithstanding the foregoing, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares. The certificates shall be signed by the Chairman of the Board, the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be facsimiles, engraved or printed and may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed). If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares.

7.2 Replacement of Lost or Destroyed Certificates. The Board may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation and/or the transfer agents and registrars, if any, a bond with a surety or sureties satisfactory to the Corporation and/or the transfer agents and registrars, if any, in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and the payment of any taxes thereon, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.5 Regulations. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation.

7.6 Legends. The Board shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1 Dividends. Subject to provisions of law and the Certificate of Incorporation, dividends may be declared by the Board at any regular or special meeting and may be paid in cash, in property, or in shares of capital stock of the Corporation. Such declaration and payment shall be at the discretion of the Board.

8.2 Reserves. There may be created by the Board out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board shall consider beneficial to the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

8.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board; provided, that if such fiscal year is not fixed by the Board and the selection of the fiscal year is not expressly deferred by the Board, the fiscal year shall be the calendar year.

8.5 Seal. The seal of the Corporation, if any, shall be in such form as from time to time may be approved by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.6 Securities of Other Corporations. With the prior approval of a majority of the Board, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy or consent with respect to any such securities.

8.7 Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the Board and members of a committee of the Board may participate in and hold a meeting of such stockholders, Board or committee by means of a telephone conference or similar communications equipment by means of which persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section 8.7 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

8.8 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at a meeting of the Board, or of any committee of the Board, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the Board or committee, as the case may be. Faxed signatures of such consent or consents shall be effective for all purposes.

8.9 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

8.10 Mortgages, etc. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board authorizing such execution expressly state that such attestation is necessary.

8.11 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

8.12 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

Exhibit 3.2 - Amended and Restated Bylaws of Republic Companies Group Inc.

I, the undersigned, being the Assistant Secretary of the Corporation DO HEREBY CERTIFY THAT the foregoing are the Bylaws of the Corporation, as adopted by the Board of the Corporation on the 14th day of July, 2005, and made effective as of the 14th day of July, 2005.

/s/ Gina D. Boone
Gina D. Boone, Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED BYLAWS OF

REPUBLIC COMPANIES GROUP, INC.